UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 30, 2019

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SFST	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On September 30, 2019, Southern First Bancshares, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Purchase Agreement”) with certain qualified institutional buyers and accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $23.0 million in aggregate principal amount of its 4.75% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D promulgated thereunder (the “Private Placement”). The Company intends to use the proceeds from the offering, which are anticipated to be $22.5 million after deducting estimated expenses, for general corporate purposes, including providing capital to Southern First Bank (the “Bank”) and supporting organic growth.

The Notes have a ten-year term and, from and including the date of issuance to but excluding September 30, 2024, will bear interest at a fixed annual rate of 4.75%, payable semi-annually in arrears, for the first five years of the term. From and including September 30, 2024 to but excluding the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR) plus 340.8 basis points, payable quarterly in arrears. As provided in the Notes, the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.

The Notes are redeemable, in whole or in part, on September 30, 2024, on any interest payment date thereafter, and at any time upon the occurrence of certain events. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

On September 30, 2019, in connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Notes”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The Notes were issued under an Indenture, dated September 30, 2019 (the “Indenture”), by and between the Company and UMB Bank, National Association, as trustee. The Notes are not subject to any sinking fund and are not convertible into or, other than with respect to the Exchange Notes, exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. The Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The form of Purchase Agreement, the form of Registration Rights Agreement, the Indenture and the form of Note are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes are summaries and are qualified in their entirety by reference to the relevant Exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and the full text of the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

In connection with the Private Placement, the Company disclosed certain information in an investor presentation to prospective investors, including the information set forth below. Not all of the information contained in the investor presentation appears below.

As previously reported, the Company entered into a Purchase and Sale Agreement dated February 12, 2019 with Verde Properties, LLC, a South Carolina limited liability company (the “Seller”) to acquire a parcel of land, containing approximately seven acres of office land located at the corner of Verde Boulevard and Laurens Road in the City of Greenville, South Carolina (the “Site”). The Company intends to use the Site for its headquarters office, the planning for which is currently in the early stages of development.

Preliminary estimates reflect an office facility of approximately 100,000 square feet with an estimated building cost of $30.0 million to $40.0 million dollars. We anticipate that construction of the Site would commence in late Spring of 2020 with the project completed by March of 2022. The Company’s current lease expires March of 2022. Construction projects entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents of similar projects and construction schedule estimates of similar projects. There can be no assurance that the budgeted costs or construction period will be met. The Company undertakes no obligation to update or revise these estimates.

The Company has entered into an agreement to sell approximately $6.0 million of Health Savings Account (“HSA”) deposit accounts to a large, nationwide HSA servicer scheduled to close in early October 2019; the Company expects to record a gain of approximately $700,000 from the sale in the fourth quarter 2019.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that (i) the information in this report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

The information in Item 7.01 contains forward-looking statements regarding events or the future financial performance of the Company. These forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, excessive loan losses and other factors) that may cause the Company’s actual results to differ materially from the anticipated results expressed in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect the Company’s operating results in documents filed by the Company with the Securities and Exchange Commission, including the Annual report on Form 10-K and other required filings. The Company assumes no duty to update the forward-looking statements made in this Item 7.01.

Item 8.01. Other Events.

In connection with the Private Placement, Kroll Bond Rating Agency ("KBRA") assigned long-term credit ratings for the Company and the Bank with a Stable Outlook. Specifically, KBRA assigned the Company a senior unsecured debt rating of BBB, subordinated debt rating of BBB-, and short-term debt rating of K3. With regard to the Bank, KBRA assigned the Bank's a deposit rating of BBB+, senior unsecured debt rating of BBB+, subordinated debt rating of BBB, short-term deposit and debt ratings of K2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1	Indenture, dated as of September 30, 2019, by and between Southern First Bancshares, Inc. and UMB Bank, National Association, as trustee.
4.2	Form of 4.75% Fixed-to-Floating Subordinated Note due 2029 of Southern First Bancshares, Inc.
10.1	Form of Subordinated Note Purchase Agreement, dated as of September 30, 2019, by and among Southern First Bancshares, Inc. and the Purchasers.
10.2	Form of Registration Rights Agreement, dated as of September 30, 2019, by and among Southern First Bancshares, Inc. and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

	By:	/s/ Michael D. Dowling
	Name:	Michael D. Dowling
	Title:	Chief Financial Officer

Dated: September 30, 2019